UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 16, 2005


                        Ultimate Franchise Systems, Inc.
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             (Exact name of registrant as specified in its charter)



            Nevada                       000-23545              84-1317674
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        (State or other                 (Commission          (I.R.S. Employer
jurisdiction of incorporation)         File Number)         Identification No.)


                      300 International Parkway, Suite 100
                               Heathrow, FL 32746
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               (Address of principal executive offices) (zip code)


                                 (407) 333-8998
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              (Registrant's telephone number, including area code)



          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

         As a result of a number of factors, including increased costs associated with the Sarbanes-Oxley Act of 2002 and our ongoing reporting obligations, we have elected to terminate our registration under Section 12(g) of the Securities Act of 1934 by filing a Form 15. During the pendency of our Form 15 filing, which is anticipated to be effective in approximately 90 days, we anticipate restructuring our shareholder base in order come fully into compliance with Rule 12g-4(a)(1)(i) and (ii) by reducing our number of shareholders. Following the filing, our common stock will continue to be traded on the Pink Sheets.

EXHIBITS

         None.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 16, 2005                         Ultimate Franchise Systems, Inc.,
                                             a Nevada corporation


                                             /s/  Christopher M. Swartz
                                             -------------------------------
                                             By:  Christopher M. Swartz
                                             Its: President